UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
April 30, 2007
(Date of earliest event reported)
Volcom, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51382 (Commission File Number)	33-0466919 (IRS Employer Identification No.)

1740 Monrovia Avenue, Costa Mesa, California (Address of principal executive offices)		92627 (Zip Code)
Registrant’s telephone number, including area code: (949) 646-2175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Item 8.01 Other Events.
SIGNATURE

Item 7.01. Regulation FD Disclosure.
The information furnished in Item 8.01, “Other Events” is also furnished pursuant to this Item 7.01.
Item 8.01 Other Events.
Volcom, Inc. (the “Company”) Chairman René R. Woolcott and President and Chief Executive Officer Richard R. Woolcott have entered into separate pre-arranged stock trading plans under Rule 10b5-1 of the Securities and Exchange Act of 1934. These plans will replace their previously announced 10b5-1 plans, which previously announced plans are expected to terminate pursuant to their terms. The new stock trading plans have been entered into for the purposes of financial planning and asset diversification. René Woolcott and Richard Woolcott currently hold 2,616,788 and 3,750,932 shares of the Company’s common stock, respectively, or approximately 10.8% and 15.4%, respectively, of the Company’s total outstanding common stock.
Pursuant to the new plans, René Woolcott may sell up to 600,000 shares from May 2007 through April 2008, with no more than 50,000 shares sold in any one calendar month, except for certain carry-forwards if shares are not sold in prior months, and Richard Woolcott may sell up to 360,000 shares from August 2007 through July 2008, with no more than 30,000 shares sold in any one calendar month, except for certain carry-forwards if shares are not sold in prior months. If the full amount of shares is sold pursuant to the plans and no transactions take place outside the plans, René Woolcott and Richard Woolcott will remain the beneficial owners of over 8% and 14%, respectively, of the Company’s common stock based on the number of shares currently outstanding.
The Company’s Chief Financial Officer, Doug Collier, and Vice President of Sales, Tom Ruiz, have also extended or modified their previously announced 10b5-1 trading plans to sell up to 114,324 and 40,000 shares of the Company’s common stock or options underlying the Company’s common stock, respectively, through the first quarter of 2008.
Sales of the shares under all of the plans are subject to pre-determined minimum price terms. All of the stock trading plans were adopted in accordance with Securities and Exchange Commission (the “SEC”) guidelines. Transactions made under the respective Rule 10b5-1 trading plans will be reported to the SEC in accordance with applicable securities laws, rules and regulations. Except as may be so required by law, the Company does not undertake any obligation to update or report any modification, termination, or other activity under these Rule 10b5-1 trading plans or any other plan that may be adopted by other officers or directors of the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcom, Inc.

(Registrant)

Date	April 30, 2007	By	/s/ S. HOBY DARLING

S. Hoby Darling Vice President of Strategic Development, General Counsel